EXHIBIT 10.4.1
FIRST AMENDMENT TO THE
CNA FINANCIAL CORPORATION INCENTIVE COMPENSATION PLAN

The CNA FINANCIAL CORPORATION INCENTIVE COMPENSATION PLAN, as amended and restated effective January 1, 2010, is hereby amended as follows:

1.	Section 3.3 is amended in its entirety to read as follows:

3.3. Grant of Awards by Chief Executive Officer. Unless otherwise determined by the Committee, and to the extent permitted by applicable law, the Chief Executive Officer of the Company shall have the power and authority to grant Awards to any Eligible Persons, so long as such Eligible Persons are not officers or directors with reporting obligations under Section 16 of the Securities Exchange Act of 1934, as amended, and to determine the terms and conditions of any such Awards. The Chief Executive Officer, or such other officer as the Chief Executive Officer may designate, may exercise in his or her sole discretion all power and authority of the Committee with respect to such Awards except as otherwise specified in this Plan or by the Committee. Awards granted by the Chief Executive Officer pursuant to this Section 3.3, or by any officer, committee or other person (including the Chief Executive Officer) pursuant to Section 3.2(j), shall be treated as Awards granted by the Committee for all purposes of this Plan, except as otherwise specified herein, and any action taken by the Committee with respect to all Awards, including any action taken pursuant to Section 4.2, shall apply to Awards granted pursuant to this Section 3.3 or Section 3.2(j), unless otherwise specified by the Committee.
2.    Section 4.1 is amended by replacing the first two sentences with the following:
Subject to Section 4.4 and to adjustment as provided in Section 4.2, the number of Shares reserved for delivery under this Plan shall be 11,000,000.
3.    Except as otherwise provided herein, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, CNA Financial Corporation has caused this First Amendment to be effective as of April 27, 2016.

CNA FINANCIAL CORPORATION

By	/s/ Jonathan D. Kantor
Jonathan D. Kantor, Executive Vice President
General Counsel and Secretary